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                             WILEY POST PLAZA LEASE

                               4750 Wiley Post Way
                              Salt Lake City, Utah

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                        SUMMARY OF BASIC LEASE PROVISIONS

DATE OF LEASE:      February 12, 1996

TERM OF LEASE:      Ends May 31, 1998

TENANT:             Data Security Corporation

LEASED PREMISES:    Suite # 550, see Exhibit A for description.

NET RENTABLE AREA:  20,079 square feet

MONTHLY PAYMENT, BASE ANNUAL RENT: $8,403.90
                    Base Annual Rent increases by amount of increase in CPI (Not less than 3% or more than 6% per year).

ADDITIONAL RENT:    Tenant's Proportionate Share of Taxes, Common Area
                    Expenses and Insurance. Estimated initial total monthly payment for additional rent $2,610.27

SECURITY DEPOSIT:   $8,403.90

LANDLORD'S ADDRESS FOR PAYMENT OF RENT:

                    GREEN/PRAVER ET AL
                    c/o ASSET MANAGEMENT SERVICES, INC.
                    428 East 6400 South, Suite 100
                    Salt Lake City, Utah 84107


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                                TABLE OF CONTENTS

   I.     LEASE OF PREMISES, TERM...................................    1
               1.1. Lease of Premises...............................    1
               1.2. Use of Common Area..............................    1
               1.3. Term of Lease...................................    1
               1.4. Holding Over....................................    2

  II.     RENT, SECURITY............................................    2
               2.1. Annual Base Rent................................    2
               2.2. Additional Rent.................................    2
               2.3. Security Deposit................................    3
               2.4. Late Charges....................................    3

 III.     TAXES.....................................................    3
               3.1. Real Estate Taxes...............................    3
               3.2. Personal Property Taxes.........................    4

  IV.     COMMON AREA...............................................    4
               4.1. Common Area.....................................    4
               4.2. Maintenance of Common Area......................    5
               4.3. Tenant's Proportionate Share of Common Area
                    Expenses........................................    5

   V.     INSURANCE, INDEMNITY......................................    5
               5.1. Insurance to be Maintained by Landlord..........    5
               5.2. Insurance to be Maintained by Tenant............    5
               5.3. Waiver of Subrogation...........................    6
               5.4. Indemnification.................................    6

  VI.     UTILITIES.................................................    6
               6.1. Utilities.......................................    6
               6.2. Failure of Utility Service......................    7

 VII.     CONDITION OF PREMISES, IMPROVEMENTS, REPAIRS..............    7
               7.1. Condition of Premises - Improvements............    7
               7.2. Alterations and Additions.......................    7
               7.3. Maintenance and Repairs to Premises.............    7
               7.4. Repairs to Building.............................    8
               7.5. Liens...........................................    8

VIII.     POSSESSION, USE...........................................    8
               8.1. Quiet Possession................................    8
               8.2. Possession......................................    8


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               8.3.      Use of Premises............................    9
               8.4.      Compliance With Law........................    9
               8.5.      Compliance With Hazardous Materials
                         Requirements and Rules.....................    9
               8.6.      Signs......................................    9
               8.8.      Entry and Inspection.......................   10

  IX.     ASSIGNING, SUBLETTING, MORTGAGING.........................   10
               9.1.      No Assignment etc Without Landlord's Consent  10
               9.2.      No Release of Tenant.......................   10

   X.     DESTRUCTION, CONDEMNATION.................................   11
               10.1.     Destruction................................   11
               10.2.     Condemnation...............................   11

  XI.     DEFAULT, REMEDIES.........................................   11
               11.1.     Default by Tenant..........................   11
               11.2.     Landlord's Right to Reenter and Relet
                         Premises...................................   12
               11.3.     Tenant's Property..........................   13
               11.4.     Other Rights and Remedies of Landlord......   13
               11.5.     Waiver of Rights...........................   14
               11.6.     Default By Landlord........................   14

 XII.     PROVISIONS APPLICABLE UPON TERMINATION OF LEASE...........   14
               12.1.     Surrender of Premises......................   14
               12.2.     Tenants Fixtures and Property..............   15
               12.3.     Surrender of Lease.........................   15
               12.4.     Tenant's Obligations to Survive Termination   15

XIII.     FINANCING, SUBORDINATION, ESTOPPEL CERTIFICATES...........   15
               13.1.     Subordination..............................   15
               13.2.     Amendment..................................   16
               13.3.     Attornment.................................   16
               13.4.     Landlord's Right to Estoppel Certificate...   16
               13.5.     Sale of Premises by Landlord...............   16

XIV.      ADDITIONAL PROVISIONS.....................................   17
               14.1.     Waiver.....................................   17
               14.2.     Notice.....................................   17
               14.3.     Joint Obligation...........................   17
               14.4.     Governing Law - Headings...................   17
               14.5.     Time.......................................   18
               14.6.     Successors and Assigns.....................   18
               14.7.     Recordation................................   18
               14.8.     Prior Agreements...........................   18


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               14.9.     Force Majeure..............................   18
               14.10.    Attorney's Fees............................   18
               14.11.   Severability...............................   18
               14.12.    Cumulative Remedies........................   18
               14.13.    Authority of  Signatories..................   18
               14.14.    Brokers....................................   19


                                    EXHIBITS

     Exhibit                       Description
     -------                       -----------

        A                     Description of Premises

        B                     Estimate of Additional Rent

        C                     Description of Improvements to
                              Premises to be Made by Landlord and/or Tenant

        D                     Hazardous Materials Requirements

        E                     Rules






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                                 LEASE

     THIS LEASE AGREEMENT, dated as of February                , 1996 is made
and entered into by and between parties who are joint tenant owners referred to as GREEN/PRAYER ET AL with a mailing address c/o Asset Management Services, Inc. 428 East 6400 South, Suite 100 Salt Lake City, Utah 84107 (hereinafter collectively called "Landlord") and DATA SECURITY CORPORATION, a Nevada corporation, with a mailing address of 150 Wright Brothers Drive, Suite 550, Salt Lake City, Utah 84116 (hereinafter called "Tenant").

     THIS LEASE AGREEMENT IS TO BECOME EFFECTIVE
     UPON THE CONDITIONS SET OUT IN THAT CERTAIN
     AGREEMENT BETWEEN LANDLORD AND TENANT
     DATED FEBRUARY        , 1996.

     FOR AND IN CONSIDERATION OF the mutual covenants, conditions and agreements hereinafter set out, the parties agree as follows:

I.  LEASE OF PREMISES, TERM

      1.1. Lease of Premises. Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord those certain premises (hereinafter called "Premises") described in Exhibit "A" to this Lease, known and described as Suite # 550 situated in Building # 5 (hereinafter called the "Building") which is one of four buildings in that certain commercial - industrial center located at approximately 4750 Wiley Post Way, Salt Lake City, Utah known as Wiley Post Plaza (hereinafter called the "Project"). It is agreed, for the purpose of this Lease, that the Premises have a rentable area of 20,079 square feet. This Lease is subject to the terms, covenants and conditions herein set forth and Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants, and conditions to be kept and performed by Tenant.

     1.2. Use of Common Area. The use and occupation by Tenant of the Premises shall include the non-exclusive right by Tenant, its agents, employees, customers, licensees and subtenants, in common with Landlord, and other present and future owners and tenants and their agents, employees, customers, licensees and subtenants, to use the Common Area, as designated in
Section 5.1 of this Lease during the entire term of this Lease, or any extension thereof, for ingress and egress, walkways and parking. Tenant agrees to comply with the terms and conditions of this Lease and such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of Common Area.

     1.3. Term of Lease. The term of this Lease (hereinafter called the "Lease Term") shall commence on the date (hereinafter called the "Commencement Date") that


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Tenant receives notice from Landlord that Landlord has acquired possession of the Premises from the existing tenant of the Premises and that the Premises are available for occupancy by Tenant and shall end May 31, 1998.

     1.4. Holding Over. In the event Tenant remains in possession of the Premises, or any part thereof, after the expiration of the Lease Term with the consent of Landlord, such occupancy shall be a tenancy from month to month, terminable upon 30 days written notice, at a rental of 150 percent of the amount of the last monthly rent, plus all other additional rent and other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy.

II.  RENT, SECURITY

     2.1. Annual Base Rent. Tenant agrees to pay to Landlord, without prior notice or demand, as base rental for the Premises, monthly payments of $8,403.90 on or before the first day of each month in advance. Rent for any period which is for less than one month shall be a prorated portion of the monthly installment, based on a thirty 30 day month. All rent to be paid by Tenant to Landlord shall be in lawful money of the United States of America and shall be paid without deduction or offset, at the address designated in
Section 14.2.

     2.2. Additional Rent. Tenant shall pay, as additional rent, all sums of money required to be paid by Tenant under any of the provisions of this Lease, including but not limited to taxes, insurance and Common Area expenses whether or not the same be designated "additional rent". In those cases where the payments to be made by Tenant are based on "Tenant's Proportionate Share", that term shall mean 10.62 percent, which is determined by dividing the 20,079 square feet being rented by Tenant by the 189,100 square feet of total rentable space in the Project. In event that there are changes in either the square feet being rented by Tenant or the total rentable space in the Project, Tenant's Proportionate Share shall be recalculated on the same basis used above to reflect such changes. If the amounts to be paid by Tenant are not paid at the time provided in this Lease, they shall nevertheless be collectible as additional rent with the next installment of annual base rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. Landlord may estimate Tenant's share of said costs and expenses, for a period of not more than 12 months in advance, and may collect and impound Tenant's estimated share in advance on a monthly basis. On or before March 15 of each year, Landlord shall provide to Tenant a reconciliation of Tenant's account for the twelve month period ending the preceding December 31. Said reconciliation shall set forth in reasonable detail the costs and expenses paid by Landlord, and shall include a computation as to Tenant's Proportionate Share. In the event Tenant has overpaid its share of said costs and expenses, the excess shall be credited on Tenant's next succeeding payment of additional rent, and in the event of an underpayment, Tenant shall pay to Landlord said underpayment within ten days after receipt of the reconciliation. The initial estimated monthly charge for



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additional RENT is $2,610.27, as set out in Exhibit "B" hereto, and shall be adjusted annually or at such time as there is a significant change in the costs of any item of additional rent to be paid by Tenant.

     2.3. Security Deposit. Tenant shall deposit with Landlord upon the execution of this Lease the sum of $8,403.90 as a security deposit. Said sum shall be security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease during the Lease Term. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required) to use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's Default. If any portion of the security deposit is so used or applied, Tenant shall deposit with Landlord an amount sufficient to restore the security deposit to its original amount within ten days after written demand therefor by Landlord, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the security deposit separate from its general funds, and Tenant shall not be entitled to interest on said deposit. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last valid assignee of Tenant's interest hereunder) at the expiration of the Lease Term.

     2.4. Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten days after said amount is due, then Tenant shall pay to Landlord a late charge equal to ten percent of such overdue amount.
Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

III. TAXES

     3.1. Real Estate Taxes. In addition to all rents herein reserved, Tenant shall pay to Landlord, as additional rent, all real estate taxes and assessments levied upon the Premises and Tenant's Proportionate Share of all real estate taxes and assessments levied upon the Common Area. Such amount shall be payable in advance as estimated by Landlord as provided in Section
2.2 of this Agreement or, at Landlord's option, within ten days after receipt of an annual statement to be sent by Landlord to Tenant setting forth the amount of such tax based upon the actual tax bill received by Landlord. In the event the Premises are not separately assessed, the taxes on the Premises shall be Tenant's Proportionate Share if taxes are assessed on the Project as a single tax parcel, or the ratio that the square feet of



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rentable area in the Premises bears to the total square feet of rentable area in the Building or buildings in the Project covered by the tax parcel that includes the Premises and Tenant's Proportionate Share of the taxes and assessments levied on the Common Area. Any such tax for the year in which the lease commences or ends shall be prorated. With respect to any assessment which may be levied against or upon the Premises and which, under the laws then in force, may be evidenced by improvement or other bonds payable in annual installments, only the annual payments on said assessment shall be included in computing Tenant's annual obligation for taxes and assessments. The term "real estate taxes" as used herein shall be deemed to mean all taxes imposed upon the real property and permanent improvements constituting the Premises, all assessments levied against the Premises, and all excise, privilege and other taxes levied or assessed by any federal, state or local authority upon the rent received by Landlord hereunder, and any business tax imposed upon Landlord by any governmental authority which is based or measured in whole or in part by amounts charged or received by Landlord from Tenant under this Lease but shall not include personal income taxes, personal property taxes, inheritance taxes, or franchise taxes levied against the Landlord, but not directly against the Premises or the Lease even though such taxes shall become a lien against the Premises.

     3.2. Personal Property Taxes. During the Lease Term, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises, and when possible Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property shall be assessed and taxed with Landlord's real property, Tenant shall pay to Landlord its share of such taxes within ten days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

IV.  COMMON AREA

     4.1. Common Area. All area included in the Project not specified for leasing to tenants shall be "Common Area" of the Project. Landlord has or shall cause the Common Area to be improved, lighted and appropriately marked and landscaped at no expense to Tenant as parking areas, service roads, loading facilities, sidewalks, landscaped areas, and other facilities as determined from time to time by Landlord. Landlord covenants that the Common Area shall be available for the non-exclusive use of Tenant during the term of this Lease as provided in Section 1.2 of this Lease and provided that the condemnation or other taking by any public authority, or sale in lieu of condemnation, of any or all of the Common Area shall not constitute a violation of this covenant. Landlord reserves the right to change the entrances, exits, traffic lanes and the boundaries and locations of the parking area or other portions of the Common Area; provided that any such changes do not unreasonably interfere with Tenant or Tenant's employees or customers.


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     4.2. Maintenance of Common Area. Landlord shall cause the Common Area to be kept in a neat, clean and orderly condition, properly lighted and landscaped, and shall maintain in good condition and repair any damage to the facilities thereof, but all expenses in connection with the maintenance of the Common Area shall be charged to tenants of the Project in the manner set forth in section 4.3 of this Lease. It is understood and agreed that such "Common Area Expenses" shall be construed to include, but not be limited to, all sums expended by Landlord in connection with the Common Area for all general maintenance and repairs, resurfacing, painting, restriking, cleaning, sweeping and janitorial services, garbage collection, snow removal, landscaping, lighting, security and other services, water, power and other utility charges for the Common Area, assessments by the Salt Lake International Center Owners Association, real estate taxes on the Common Area, unless billed pursuant to
Section 3.1, required fees or charges levied pursuant to any governmental requirements and ten percent of said costs to Landlord as a management fee.

     4.3. Tenant's Proportionate Share of Common Area Expenses. Tenant shall
pay to Landlord, Tenant's Proportionate Share of Common Area Expenses.   Such
amount shall be payable in advance as estimated by Landlord as provided in
Section 2.2 of this Agreement. There shall be appropriate adjustments of Tenant's share of Common Area Expenses as of the commencement and expiration of the Lease Term.

V.  INSURANCE, INDEMNITY

     5.1. Insurance to be Maintained by Landlord. Landlord shall maintain standard form fire insurance with extended coverage endorsement throughout the Lease Term on the Building in such amount and with such deductibles as Landlord shall reasonably determine, together with such other insurance as may be required by Landlord's lender or by any governmental agency. Landlord shall also maintain public liability and property damage insurance on the Common Area under which Tenant shall be named as an additional insured, with limits
as determined by Landlord.   Tenant agrees to pay to Landlord Tenant's
Proportionate Share of the cost of the insurance to be secured by Landlord under this Section; or if the fire and extended coverage insurance covering the Premises does not include all of the leasable space in the Project, Tenant's share of that insurance in shall be determined by the ratio that the square feet of rentable area in the Premises bears to the total square feet of rentable area in the Building or the buildings in the Project covered by that insurance. Such amount shall be payable in advance as estimated by Landlord as provided in Section 2.2 of this Agreement. There shall be appropriate adjustments of Tenant's share of insurance as of the commencement and expiration of the Lease Term.

     5.2. Insurance to be Maintained by Tenant. During the entire Lease Term, Tenant shall, at Tenant's sole cost and expense, but for the mutual benefit of Landlord and Tenant, maintain comprehensive public liability insurance against claims for personal injury, death or property damage occurring in, upon or about the Premises. The limitation of liability of such insurance shall not be less than $2,000,000. All such policies of insurance shall be issued in the name of Tenant and Landlord and for the mutual and joint benefit and



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protection of the parties, and such policies of insurance or copies thereof shall be delivered to the Landlord and renewal certificates or other evidence of coverage shall be provided to Landlord annually. Such policy or polices shall provide for not less than thirty days' prior written notice to Landlord and any mortgagee of Landlord in the event of cancellation or material modification of the terms and conditions thereof. Such insurance may be provided under a blanket policy, provided that an endorsement naming Landlord and Landlord's property manager as additional insureds is attached thereto. In addition to the foregoing, Tenant shall maintain insurance against such other perils and in such amounts as Landlord may from time to time reasonably require.

     5.3. Waiver of Subrogation. Tenant hereby waives any right of recovery from Landlord, its officers and employees, and Landlord hereby waives any right of recovery from Tenant, its officers or employees, for any loss or damage (including consequential loss) resulting from any of the perils insured against in the fire and extended coverage insurance; and each party, on behalf of its insurance company or companies, to the extent allowed by applicable law, waives any right of subrogation that it may have against the other party.

     5.4. Indemnification. Tenant, as a material part of the consideration to be rendered to Landlord under this lease, hereby waives all claims against Landlord for damages to goods, wares and merchandise in, upon or about the Premises and for injuries to persons in, upon or about the Premises, from any cause arising at any time, and Tenant will hold Landlord exempt and harmless from any damage or injury to any person, or the goods, wares, and merchandise of any person, arising from the use of the Premises by Tenant or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided.

VI.  UTILITIES

     6.1. Utilities. Throughout the Lease Term, Tenant shall pay for all public and other utilities and related services rendered or furnished to the Premises, including, but not limited to, water, hot water, gas, electricity, telephone, heat, light, sewer charges, installation and connection charges or deposits therefor and refuse or garbage collection or disposal. Tenant shall not allow refuse, garbage, or trash to accumulate inside or outside of the Premises. In the event that one or more of such utilities or related services shall be supplied to the Premises and to one or more other tenants within the Building or the Project without being individually metered or measured to the Premises, Tenant's proportionate share thereof shall be paid as additional rent and shall be determined by Landlord with such consultants as Landlord shall deem advisable, based upon Landlords estimate of Tenant's usage. Payment for Tenant's share of any and all unmetered water, gas, electricity and other utilities used by Tenant shall be made monthly and within ten days of the presentation of bills to Tenant. Landlord may cut off and discontinue, without notice to Tenant, water, gas, electricity, or any other service whenever and during any period for which bills for the service, or any sum under this lease, are not properly paid by Tenant. Landlord shall




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provide and maintain the necessary mains, conduits, wires, and cables to bring water and electricity to the Premises.

     6.2. Failure of Utility Service. Landlord shall not be liable in damages, consequential or otherwise, arising out of any failure or interruption in utility services which are due to causes beyond the control of Landlord or any interruptions in such service which are necessary to the making of alterations, repairs or improvements. Any such failure or interruption of utility service shall not entitle Tenant to terminate this Lease or offset against rent payable under this Lease.

VII. CONDITION OF PREMISES, IMPROVEMENTS, REPAIRS

     7.1. Condition of Premises - Improvements. Except for the improvements, if any, to be made by Landlord and/or Tenant, as set out in Exhibit C" to this Lease, the Premises are leased in an "as is condition", without any liability or obligation on the part of Landlord to make any alterations or improvements of any kind. Unless otherwise agreed in writing by Landlord, upon occupancy of the Premises by Tenant, all of the obligations of Landlord to make Improvements shall be deemed to be satisfactorily completed.

     7.2. Alterations and Additions. Tenant shall not make or suffer to be made any alterations, additions, or improvements to the Premises without the prior written consent of Landlord. In the event Landlord consents to Tenant making alternations, additions or improvements to the Premises, they shall be made at Tenant's sole cost and expense and by a contractor or person approved by Landlord. Any alterations, additions or improvements made by Tenant, including, but not limited to, wall covering, carpeting, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall upon the expiration of the Lease Term become a part of the realty and belong to Landlord and shall be surrendered with the Premises. At Landlord's election and upon written demand by Landlord, Tenant shall remove any alternations, additions, or improvements made by Tenant without Landlord's prior approval and repair all damage caused to the Premises by their removal at Tenant's sole cost and expense.

     7.3. Maintenance and Repairs to Premises. Tenant shall be responsible for all maintenance and report to the Premises of whatsoever kind or nature that is not set forth specifically as the obligation of Landlord in this Lease. Tenant shall take good care of the Premises and fixtures, and keep them in good repair and free from filth, overloading, danger of fire or any pest or nuisance, and repair any damage or breakage done by Tenant or Tenant's agents, employees or invitees, including damage done to the Building by Tenant's equipment or installations. Tenant shall be responsible for the repair and replacement of all glass and plate glass on the Premises. Tenant shall furnish and pay for the upkeep, maintenance, repair and periodic servicing of the heating, ventilation and air conditioning system servicing the Premises. In the event Tenant fails to maintain the Premises, including the heating, ventilation and air conditioning system, as provided for herein, Landlord shall have the right, but not the obligation, to perform such maintenance as is required of Tenant,



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in which event Tenant shall promptly reimburse Landlord for its costs in providing such maintenance or repairs together with a ten percent charge for landlord's overhead. Tenant shall enter into a service contract for the heating, ventilation and air conditioning system providing for periodic inspection, servicing and repair of the system with a contractor approved by Landlord, which approval shall not be unreasonably withheld, and Tenant shall provide a copy of such service contract to Landlord. At the end of the Lease Term or any renewal thereof, Tenant shall quit and surrender the Premises broom clean in as good condition as when received by Tenant, normal wear and tear excepted.

     7.4. Repairs to Building. Landlord shall, subject to Tenant's reimbursement as herein provided, maintain in good repair the exterior walls (excluding glass or plate glass), roof, gutters and downspouts of the Building in good condition and repair. Tenant agrees that it will not, nor will it authorize any person to, go onto the roof of the Building without the prior written consent of Landlord. Landlord shall not be required to make any repairs to the exterior walls, roof and sidewalks unless and until Tenant has notified Landlord in writing of the need for such repairs and Landlord shall have had a reasonable period of time thereafter to commence and complete said repairs. Tenant shall reimburse Landlord for its prorate share of the cost of said repairs and maintenance incurred by Landlord, said prorate share to be determined according to the square feet of rentable area included in the Premises as it relates to the total square feet of rentable area of the Building. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the building or the Premises or to fixtures, appurtenances and equipment therein. Tenant waives the right to terminate this Lease in the event of any failure to make repairs or maintenance and the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

     7.5. Liens. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant.

VIII.  POSSESSION, USE

     8.1. Quiet Possession. Upon Tenant paying the rent reserved hereunder and observing and performing all of the covenants, conditions, and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Lease Term, subject to all provisions of this Lease.

     8.2. Possession. Tenant shall be deemed to have taken possession of the Premises as of the Commencement Date. In the event Tenant acquires equipment currently located on the Premises and the equipment remains on the Premises prior to the Commencement Date, the provisions of ARTICLE V of this Lease shall apply and be in effect prior to the Commencement Date.

     8.3. Use of Premises. Tenant shall use the Premises solely for purposes of office and light manufacturing or fabrication. Tenant shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. No use shall be made or permitted to be made of the Premises, nor acts done, which will increase the rate of insurance upon the Building (once said rate is established), or cause a cancellation of any insurance policy covering the Building or any part thereof, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any article which may be prohibited by standard form of fire insurance policies. Tenant shall, at his sole cost, comply with any and all requirements, pertaining to the use of the Premises, of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance, covering the Premises and appurtenances. In the event Tenant's uses of the premises, as recited in this Section, results in a rate increase for the Building, Tenant shall pay annually on the anniversary date of this lease, as additional rent, a sum equal to that of the additional premium occasioned by said rate increase. Tenant shall not do or permit anything to be done in or about the Premises which will unreasonably disturb or interfere with other tenants of the Project or their customers; or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant will not commit or suffer to be committed any waste in or to the Premises.

     8.4. Compliance With Law. Tenant shall not use the Premises or permit any thing to be done in or about the Premises which will in any way conflict with any law, statue, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense, promptly comply with all laws, statues, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force. The judgement of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statue, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Landlord and Tenant.

     8.5. Compliance With Hazardous Materials Requirements and Rules. Tenant shall faithfully observe and comply with the Hazardous Materials Requirements set out in Exhibit "D" to this Lease. Tenant shall faithfully observe and comply with the rules relating to the Project that Landlord shall from time to time promulgate. A copy of the current rules are attached as Exhibit "E" to this Lease (hereinafter called the "Rules"). Landlord reserves the right from time to time to make all reasonable modifications to the Rules and modifications to the Rules shall be binding on Tenant upon delivery of a copy
of them to Tenant.   Landlord shall not be responsible to Tenant for the
nonperformance of any of the Hazardous Materials Requirements or the Rules by any other tenant or occupants. Violations by Tenant of the Hazardous Materials Requirements or the Rules shall constitute a default under this Lease.

     8.6. Signs. Tenant shall not place or permit to be placed any sign upon the exterior or in the windows of the Premises, the Building or the Project without Landlords prior written consent, nor shall Tenant change the color or exterior appearance of the Premises without Landlord's prior written consent.

     8.8. Entry and Inspection. Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the Building, or for the purpose of making repairs, alterations, or additions to any other portion of the Building, including the erection and maintenance of such scaffolding, canopy, fences and props as may be required, or for the purpose of posting notices of non-liability for alterations, additions or repairs, or for the purpose of placing upon the Building or the Project any usual or ordinary "For Sale' signs. Landlord shall be permitted to do any of the above without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned. Tenant shall permit Landlord, at any time within 30 days prior to the expiration of this lease, to place upon the Premises any usual or ordinary "For Lease" signs, and during such 30 day period Landlord or his agents may, during normal business hours, enter upon the Premises and exhibit same to prospective Tenants.

IX.  ASSIGNING, SUBLETTING, MORTGAGING

     9.1. No Assignment etc Without Landlord's Consent. Tenant shall not transfer, assign, sublet, enter into license or concession agreements, mortgage or pledge this Lease or the Tenant's interest in and to the Premises nor permit the occupancy or use of any part thereof by another, without the prior written consent of Landlord. Any assignment, mortgage, pledge, encumbrance, subletting or license of this Lease, the leasehold estate hereby created, or the Premises or any portion thereof, either voluntary or involuntary, whether by operation of law or otherwise, without the prior written consent of Landlord shall be null and void and shall at the option of Landlord terminate this Lease. If Tenant is a corporation which is not deemed to be a "public corporation" under the laws of the State of Utah, or if Tenant is an unincorporated association or partnership, the assignment or transfer of more than 25 percent of the stock or other ownership interest in Tenant shall be deemed an assignment within the meaning and provisions of this Section. Tenant agrees to reimburse Landlord for Landlord's reasonable attorney fees and other costs incurred in conjunction with the processing and documentation of approval of any requested transfer, assignment, subletting, licensing or concession agreement, mortgage or pledge of this Lease or Tenant's interest in and to the Premises.

     9.2 No Release of Tenant. No consent by Landlord to any assignment, subletting shall relieve Tenant from any of the provisions, Covenants, and conditions of this Lease on the part of Tenant to be kept and performed, The consent by Landlord to any assignment, subletting, licensing or concession agreement, mortgage or pledge of this Lease or Tenant's interest in and to the Premises shall not relieve Tenant from the obligation to obtain the consent of Landlord to any other or subsequent assignment, subletting, licensing or concession agreement, mongage or pledge of this Lease or Tenant's interest in and to the Premises.

X. DESTRUCTION, CONDEMNATION

     10.1 Destruction. In the event the Premises or the Building are damaged by fire or other perils covered by extended coverage insurance and Landlord receives sufficient proceeds to cover the cost of replacing the damage and said proceeds are made available by Landlord's Mortgagee, then Landlord agrees to forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs materially interferes with the business carried on by the Tenant in the Premises. If the damage is due to the fault or neglect of Tenant or his employees, there shall be no abatement of rent. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever, to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section either destroys 25 percent of the Building or occurs during the last 12 months of the Lease Term or any extension thereof, and under either of such circumstances, Landlord shall have the right to terminate this Lease without liability on its part. Landlord shall not be required to repair any damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railings, floor covering, partitions, or any other property installed in the Premises by Tenant. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

     10.2. Condemnation. If all or a substantial portion of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease and Landlord shall be entitled to any and all income, rent, award, or any interest therein which may be paid or made in connection with such public or quasi-public use or purpose and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Lease Term. If any part of the Project is so taken or appropriated which, in Landlord's judgement, materially interferes with the ability to operate the Project or a substantial portion thereof, Landlord shall have the right, at its option, to terminate this Lease and shall be entitled to the entire award as above provided. If a portion of the Premises is taken and neither party terminates this Lease as herein provided, the rent thereafter to be paid shall be equitably reduced.

XI. DEFAULT, REMEDIES

     11.1. Default by Tenant. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

           (a) The vacating or abandonment of the Premises by Tenant.

           (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder within a period of ten days after the same is due and payable.

           (c) The failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by the Tenant, other than to make the payments set out in subsection (b) above, where such failure shall continue for a period of 30 days after written notice thereof to Tenant by Landlord.

           (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged bankrupt, or a petition or reorganization or arrangernent under any law relating to bankruptcy (unless, in the case of the petition filed against Tenant, the same is dismissed within 60 days); or the appointment of a trustee or a receiver to take possession of substantially all of Trenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in 30 days.

           (e) The failure of the Tenant to keep the Premises free of liens as required by this Lease.


     11.2. Landlord's Right Reenter and Relet Premises. In the event of any default or breach by Tenant, Landlord may elect to re-enter the Premises, as herein provided, or take possession pursuant to legal proceedings or pursuant to any notice provided for by law, and Landlord may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises and relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rent or rents and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Upon each such reletting, all rents received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees to the payment of rent due and unpaid hereunder; and, the residue, if any, shall be held by Landlord and applied in payment of further rent as the same may become due and payable hereunder. If rents received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly or at such greater intervals as Landlord may see fit; or Landlord may institute action for the whole of such deficiency immediately upon effecting any letting or reletting and shall not thereafter be precluded from further like action in the event such letting or reletting shall not embrace the whole unexpired portion of the Lease Term. No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant, or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises and reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the Lease Term over the then reasonable rental value of the Premises for the remainder of the Lease Term, all of which amount shall be immediately due and payable by Tenant.

     11.3. Tenant's Property. In the event Landlord shall take possession of the Premises upon any default or breach by Tenant, all property of Tenant placed on the Premises may be taken, possessed and used by Landlord without compensation to the Tenant, and may be let with the Premises upon any reletting provided for in this Lease, and may be taken, possessed and used by the substitute tenant in the conduct of the substitute tenant's business, without compensation to Tenant and without constituting an eviction of Tenant from the Premises or any part thereof. Said right of taking, using and letting shall apply to any of said property which may be subject to a lease or to a conditional sales contract, lease contract, reserved or soecurity title, chattel mortgage or other security agreement to secure the balance of the purchase price thereof, or other obligation of Tenant. The Landlord or receiver or trustee shall be subrogated to all rights of Tenant in such property and shall have the right to make such payments as may be required to prevent repossession or foreclosure or the exercise of any remedy by the obligee under any such lease or security agreement; and the amount so paid, with interest therein, shall be added to the sum due from Tenant to Landlord. In the alternative, upon taking possession of the Premises, Landlord may require Tenant to remove all property of Tenant on the Premises or have such property removed from the Premises and stored at the cost of and for the account of Tenant.

     11.4. Other Rights and Remedies of Landlord. Each of the remedies set out in sections 11.2 and 11.3 of this Lease may be exercised jointly or severally with any of the remedies provided by this Lease or by law, at the option of Landlord or any receiver or trustee; and any remedy election may be abandoned or terminated and may be resumed after such abandonment or termination, at the option of Landlord or receiver or trustee. The rights and remedies herein set forth and granted to Landlord shall be cumulative and in addition to any and all other rights and remedies provided and given to Landlord under applicable 1aw. The use of any one or more of the rights and remedies herein enumerated, shall not be an election of remedies; nor, in such event, shall Landlord be barred or estopped from using or asserting any other or different or concurrent or cumulative right or remedy at the same or any other or different time or place. Tenant hereby agrees to hold Landlord safe and harmless from any claim of any character by any person arising out of or in any wise connected with the entry and the taking possession of the Premises and/or the property of Tenant by Landlord or receiver or trustee, by reason of Tenants default or breach of this Lease.

     11.5. Waiver of Rights. In the event Landlord commences any proceeding for nonpayment of rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. This shall not, however, be construed as a waiver of the Tenant's right to assert such claims in any separate actions brought by the Tenant. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants or conditions of the Lease or otherwise.

     11.6. Default By Landlord. In the event Landlord shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed within 30 days after written notice of default (or if more than 30 days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after notice), then in that event Landlord shall be responsible to Tenant for any and all damages sustained by Tenant as a result of Landlord's breach, unless such damages are or would be covered by insurance provided or required to be provided by Tenant. If the Premises or any part thereof are at any time subject to any mortgage or deed of trust and this Lease or the rentals due from Tenant hereunder are assigned to such mortgagee, trustee or beneficiary (called "Assignee" for purposes of this Section only), then Tenant shall give written notice to such Assignee, specifying the default in reasonable detail, and affording such Assignee a reasonable opportunity to make performance for and on behalf of Landlord. If and when the said Assignee has made performance on behalf of Landlord, such default shall be deemed cured. If, after such notice to Landlord and Assignee, if any, Landlord and Assignee shall fail to cure such default as provided herein, Tenant shall have the right to cure any such default at Landlord's expense including in such expenditure all costs and attorney's fees incurred to cure such default or breach of this Lease. Tenant shall have no right to terminate this Lease except as herein otherwise specifically provided.

XII.  PROVISIONS APPLICABLE UPON TERMINATION OF LEASE

     12.1. Surrender of Premises. Tenant shall upon expiration of the Lease Term, or any earlier termination of this Lease for any cause surrender to Landlord the Premises, including, without limitation, all building apparatus and equipment then upon the Premises (other than the trade fixtures, signs and other personal property which Tenant has the right to remove); and all alternations, improvements, and other additions thereto that may have been made or installed by either party to, in or upon the Premises in the same condition as when received, reasonable use and wear thereof excepted without payment therefore. Tenant, at its expense, shall immediately repair any damage to the Premises caused by it vacating the same or by Tenant's removal of such trade fixtures, signs and other personal property, and shall leave the Premises in a neat and clean condition, free of debris.

     12.2. Tenants Fixtures and Property. If Tenant shall not be in default upon surrender of the Premises, Tenant may remove its trade fixtures, signs and other personal property, but not including ceiling, light fixtures, air conditioning equipment and duct work, floor and wall coverings, doors, windows, window coverings including blinds, and partitions, which items shall remain in the Premises and become the property of Landlord without any payment therefore. If Tenant shall be in default, Tenant shall not have the right to remove any of said trade fixtures, signs and other personal property and the same shall remain and become the property of Landlord. Landlord shall have a Landlord's lien against Tenant's property until said default is remedied. If Tenant fails to remove the trade fixtures, signs and other personal property which Tenant has a right to remove within three days after the expiration of the Lease Term, or earlier termination of the Lease, Landlord may, at its election: (i) consider the same abandoned and retain the same as Landlord's property; or (ii) remove and store the same for the account of Tenant and at Tenant's cost and expense.

     12.3. Surrender of Lease. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to him of any or all of such subleases or subtenancies.

     12.4. Tenant's Obligations to Survive Termination. Tenant's obligation to observe and perform any of the provisions of this Article shall survive the expiration of the Lease Term or earlier termination of this Lease.

XIII.  FINANCING, SUBORDINATION, ESTOPPEL CERTIFICATES

     3.1. Subordination. Tenant acknowledges that it might be necessary for Landlord or its successors or assigns to secure mortgage loan financing or refinancing affecting the Premises. Tenant also acknowledges that the lender interested in any given loan may desire that Tenant's interests under this Lease be either superior or subordinate to the mortgage then held or to be taken by said Lender. Accordingly, Tenant agrees that at the request of Landlord at any time and from time to time Tenant shall execute and deliver to Landlord an instrument, in form reasonably acceptable to Landlord, whereby Tenant subordinates its interests under this Lease in the Premises to any mortgage or trust deed and customary related instruments are herein collectively referred to merely as a "Mortgage" securing a loan obtained by Landlord or its successors or assigns for the purpose of enabling acquisition of the Project and/or construction of additional improvements to the Project or to provide standing or permanent financing for the Project, or for the purpose of refinancing any such construction, acquisition, standing or permanent loan as may be specified by Landlord. Provided, however, that any such instrument or subordination executed by Tenant shall provide that so long as Tenant continues to perform all of its obligations under this Lease its tenancy shall remain in full force and effect notwithstanding Landlord's default in connection with the Mortgage concerned or any resulting foreclosure or sale or transfer in lieu of such proceedings. Tenant shall not subordinate its interests hereunder or in the Premises to any lien or encumbrance other than the Mortgages described in and specified pursuant to this Section without the prior written consent of Landlord. Any such unauthorized subordination by Tenant shall be void and of no force or effect.

     13.2. Amendment. Tenant recognizes that Landlord's ability from time to time to obtain construction, acquisition, standing, and/or permanent mortgage loan financing for the Project may in part be dependent upon the acceptability of the terms of this lease to the lender concerned. Accordingly, Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not materially and adversely affect Tenant's economic interests hereunder join with Landlord in amending this Lease so as to meet the needs or requirements of any lender which is considering making or which has made a loan secured by a mortgage affecting the Premises.

     13.3. Attornment. Any sale, assignment, or transfer of Landlord's interest under this Lease or in the Premises including any such disposition resulting from Landlord's default under a mortgage, shall be subject to this Lease and also Tenant shall attorn to Landlord's successor and assigns and shall recognize such successor or assigns as landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.

     13.4. Landlord's Right to Estoppel Certificate. Tenant shall, within 15 days after Landlord's request, execute and deliver to Landlord a written declaration in recordable form ("Estoppel Certificate"): (i) ratifying this Lease; (ii) expressing the commencement date and termination date hereof; (iii) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except as shall be stated); (iv) that all conditions under this Lease to be performed by Landlord have been satisfied (except as shall be stated); (v) that there are no defenses or offsets against the enforcement of this Lease by the Landlord (or stating those claimed by Tenant); (vi) the amount of advance rental, if any, (or none if such is the case) paid by Tenant; (vii) the date to which rental has been paid; (viii) the amount of security deposited with Landlord; and (ix) such other information as Landlord may reasonably request. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon such declaration. If Tenant shall fail to furnish any Estoppel Certificate within 15 days after request therefor shall be deemed a default hereunder and, moreover, it shall be conclusively presumed that: (i) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (ii) that there are no unusual breaches or defaults on the part of the Landlord; and (iii) no more than one month's rent has been paid in advance.

     13.5. Sale of Premises by Landlord. In the event of any sale of the Project or the Building Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, Occurrence or omission occurring after the consummation of such sale;

and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

XIV.  ADDITIONAL PROVISIONS

     14.1. Waiver. The waiver by Landlord of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of the acceptance of such rent.

     14.2. Notice. Any notice given under this Lease shall be in writing and shall be delivered personally, be mailed by first class or express mail, or be sent by facsimile transmission ("Fax") addressed as follows:

                 To Landlord:    GREEN/PRAVER ET AL
                                 c/o ASSET MANAGEMENT SERVICES INC.
                                 428 East 6400 South, Suite 100
                                 Salt Lake City, Utah 84107
                                 Fax No. (801) 281-4888
                                 Attention: Gregory Strong

                 To Tenant:      DATA SECURITY CORPORATION
                                 150 Wright Brothers Drive, Suite 150
                                 Salt Lake City, Utah 84116
                                 Fax No. (801) 575-6621
                                 Attention: Gary Peterson

or at such other address as either party may designate by written notice to the other party as herein provided. Notice shall be deemed given when actually received if personally delivered; if faxed, when the fax is received, except that if the fax is received after normal business hours of the office at which it is received, on the next regular business day; and if by mail, the earlier of the day actually received or the third business day after the notice is deposited in the United States mail properly addressed and postage prepaid.

     14.3. Joint Obligation. If there be more than one Tenant, the obligations hereunder imposed upon Tenants shall be joint and several.

     14.4. GoverninG Law - Headings. This Lease shall be governed as to validity, enforcement, construction, effect and in all other respects by the laws of the State of

Utah. The section headings and captions appearing in this Lease are for convenience only and are not to be used to construe, interpret or define the provisions of this Lease.

     14.5. Time. Time is of the essence of this Lease and each and every provision hereof.

     14.6. Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment contained elsewhere in this Lease, apply to and bind the heirs, successors, personal representatives, administrators and assigns of the parties hereto.

     14.7. Recordation. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the prior written consent of the other party.

     14.8. Prior Agreements. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provisions of this Lease may be amended or added to, except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

     14.9 Force Majeure. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other causes beyond the reasonable control of the Landlord.

     14.10. Attorney's Fees. The parties agree that should any party default in any of the covenants or agreements herein contained, the defaulting party shall pay all costs and expenses, including reasonable attorney's fees, which may arise or accrue from enforcing this Lease or in pursuing any remedy provided hereunder or by applicable law, whether such remedy is pursued by filing suit or otherwise.

     14.11. Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way effect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect.

     14.12. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

     14.13. Authority of Signatories. The persons executing this Lease on behalf of Landlord and Tenant, each represent and warrant that he or she has the authority to execute this Agreement and to bind the responsive party.

     14.14. Brokers. Except as agreed upon in writing by Landlord, Tenant represents, and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease and agrees to indemnify Landlord against and hold it harmless from all liabilities arising from such claim, including any attorneys' fees connected therewith.

     THE PARTIES HERETO have caused this Lease to be executed as of the date first hereinabove set out.


                                             TENANT:

                                                    DATA SECURITY CORPORATION


                                                    By /s/ xxxxxxxxxx
                                                       -----------------------
                                                           Its: President

                                             LANDLORD:

                                                    GREEN/PRAVER ET AL


                                                    By /s/ xxxxxxxxxx
                                                       -----------------------
                                                          Its: Project Manager

                                   EXHIBIT "B"
                        ATTACHED TO AND FORMING A PART OF
                        THE LEASE DATED FEBRUARY 12, 1996
                           BETWEEN GREEN/PRAVER ET AL
                          AND DATA SECURITY CORPORATION
                      COVERING PREMISES AT WILEY POST PLAZA

                           ESTIMATE OF ADDITIONAL RENT


                     20,079 Square Feet x $0.13 = $2,610.27

                                   EXHIBIT "C"
                        ATTACHED TO AND FORMING A PART OF
                        THE LEASE DATED FEBRUARY 12, 1996
                           BETWEEN GREEN/PRAVER ET AL
                          AND DATA SECURITY CORPORATION
                      COVERING PREMISES AT WILEY POST PLAZA

                     DESCRIPTION OF IMPROVEMENTS TO PREMISES
                      TO BE MADE BY LANDLORD AND/OR TENANT


     No improvements are to be made. Tenant is leasing the Premises in their "AS IS" condition.

                                   EXHIBIT "D"
                        ATTACHED TO AND FORMING A PART OF
                        THE LEASE DATED FEBRUARY 12, 1996
                           BETWEEN GREEN/ RAVER ET AL
                          AND DATA SECURITY CORPORATION
                      COVERING PREMISES AT WILEY POST PLAZA


                         HAZARDOUS MATERIAL REQUIREMENTS

     The following Hazardous Material Requirements are additional provisions of the above referenced Lease (the "Lease") to which they are attached. Terms used herein shall have the same meanings as are given those Terms in the Lease.

         1. For purposes of these Requirements, the following terms shall be defined as follows:

         "Disposal of Hazardous Material" shall mean any emitting, releasing, spilling, leaking, pumping, pouring, emptying, disposing or dumping of any Hazardous Material into air or waters (including ground water) or onto lands.

         "Environmental Compliance Audit" shall mean an audit of the Premises and of Tenant's operations at or affecting the Premises for the purpose of determining whether Tenant and Tenant's operations are in full compliance with all applicable Environmental Laws. The audit sHall include, without limitation, (i) a determination of all environmental registrations and notices required to be filed by Tenant with respect to its operations or the Premises, (ii) a determination of all permits and approvals required to be obtained or maintained by Tenant with respect to its operations or the Premises, (iii) an examination of the Premises to determine whether there has been any Disposal of Hazardous Material on or under the Premises or any other Violation of any applicable Environmental Law affecting Tenant or the Premises which has not been fully and finally corrected, and (iv) a review of Tenant's facilities, records, training programs, policies, procedures and ongoing operations to determine whether Tenant's operations are being conducted in full compliance with all applicable Environmental Laws.

         "Environmental Compliance Audit Certificate" shall mean a certificate addressed to Landlord issued by a competent, independent environmental consultant reasonably acceptable to Landlord certifying (i) that the consultant has completed an Environmental Compliance Audit of Tenant and the Premises, (ii) that, as of the effective date of the certificate, Tenant and the Premises are in full compliance with all applicable Environmental Laws, (iii) that there has been no known Disposal of Hazardous Material at, in, on or under the Premises, and (iv) that in the consultant's opinion after due inquiry there is no basis for the consultant to recommend or require further investigation or testing with respect to any suspected or possible contamination at the Premises.

         "Environmental Laws" shall mean all federal, state and local laws and ordinances pertaining to the generation, manufacture, refining, recycling, treatment, handling, use, storage, transportation, disposal and cleanup of hazardous, radioactive, reactive, flammable, infectious, toxic or dangerous substances or materials or the protection of public health or of the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
     Section 6901, et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.), the Clean Air Act (42 U.S.C. Section 7401, et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.), and any similar state law, including all amendments thereto and all regulations promulgated thereunder, and further including the conditions and requirements of all permits and regulatory approvals issued thereunder.

         "Hazardous Material" shall mean oil, petroleum, petroleum products, asbestos, PCB's, dioxins and any other pollutants, contaminants, hazardous substances, hazardous wastes and toxic or dangerous substances or materials as defined in or regulated under any Environmental Laws.

         2. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Material as is necessary or useful to Tenant's business.

         3. At the commencement of the Lease Term and the commencement of each subsequent year of the Lease Term, Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Material which Tenant intends to store or use on the Premises in the coming lease year. In addition, at the commencement of each year of the Lease Term beginning with the second year, Tenant shall disclose to Landlord the names and amounts of all Hazardous Material which were actually used or stored on the Premises if such materials were not previously identified to Landlord at the commencement of the previous year of the Lease Term.

         4. Tenant (and each other occupant of the Premises) shall comply fully with all Environmental Laws applicable to the Premises or to activities on or uses of the Premises. Any Hazardous Material permitted on the Premises as provided in Section 2 above, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all Environmental Laws.

         5. Tenant shall not cause or permit to exist, as a result of any intentional or unintentional act or omission on Tenant's part or on the part of any occupant of the Premises, any Disposal of Hazardous Material on, in or under the Premises or the Project.

         6. Tenant shall promptly notify Landlord of any event or occurrence, whether occurring on the Premises or on the Project or nearby lands, which causes or poses a risk of contamination of the Premises or of air or water on, under or near the Premises with any Hazardous Material. Tenant shall also promptly provide to Landlord with a copy of every summons, citation, directive, letter, order, information request, notice of violation (NOV) or other communication received or obtained by Tenant, written or oral, from any local, state or federal agency or department concerning any known, alleged or suspected intentional or unintentional action or omission on Tenant's or any other person's part which resulted or may have resulted in the Disposal of Hazardous Materials on, in or under the Premises or the Project, or which alleges the violation by Tenant or any other occupant of the Premises of any Environmental Law.

         7. If and whenever so requested by Landlord, Tenant shall promptly provide Landlord wiih complete and accurate copies of all reports, notices applications or other documents filed with any governmental authority, including accompanying or related correspondence and all responsive notices and correspondence, under any Environmental Law with respect to any events or activities occurring at or on the Premises. If so requested by Landlord, Tenant shall provide Landlord, on an ongoing basis and without needing further requests, with copies of all such materials as and when filed with or received from such governmental authorities.

         8. Tenant shall promptly provide Landlord with copies of any tests, analyses or reports obtained by Tenant pertaining to Tenant's compliance with Environmental Laws, the existence or nonexistence of any Hazardous Material on, in or under the Premises, or the condition of the Premises.

         9. Tenant shall protect, indemnify, defend and save harmless Landlord and its directors, officers, trustees, agents and employees from and against any and all obligations, duties, liabilities, expenses, fines, penalties and damages of every kind and nature and from all suits, claims, notices, orders and demands, including reasonable legal fees and expenses, on account of any matter or thing, whether in suit or not, (i) arising out of or relating to any violation or alleged violation of Environmental Laws at, on or with respect to the Premises during the Lease Term, (ii) arising out of or relating to the investigation, testing, study, removal, monitoring or remediation of any known or suspected Disposal of Hazardous Material during the Lease Term from the Premises, (iii) arising out of or relating to the presence, investigation, testing, study, removal, monitoring or remediation of any known or suspected Hazardous Material at or from lands, air or water in the vicinity of the Premises resulting from any actual or alleged Disposal of Hazardous Material or violation of Environmental Laws at or on the Premises during the Lease Term, or
iv) arising out of or relating to the inaccuracy of any representation by Tenant or to the breach by Tenant of any warranty, covenant or agreement contained herein.

         10. If Landlord, in its sole discretion, has reason to suspect that a violation of any Environmental Law has occurred, or that a Disposal of Hazardous Material at, on, in or under the Premises has occurred, Landlord may request and Tenant shall provide an Environmental Compliance Audit Certificate at any time during the Lease Term. In addition if the information provided pursuant to
Section 3 of these requirements discloses the use of a significant amount of Hazardous Material on the Premises or the use of Hazardous Material on the Premises in a manner that Landlord reasonably believes creates a significant risk of a Disposal of Hazardous Material, Landlord may request and Tenant shall provide Landlord with an Environmental Compliance Audit Certificate within 30 days following each anniversary of the beginning of the Lease Term, effective as of a date no earlier than 60 days prior to the date of delivery of the certificate.

         11. In the event Tenant fails or refuses promptly to provide Landlord with an Environmental Compliance Audit Certificate when required under Section 10 of these Requirements Landlord may, at Tenants risk and expense, arrange to obtain such a certificate. Landlord and any consultant retained by or for the benefit of Landlord shall have the right, without further permission from or notice to Tenant, to enter upon the Premises for the purpose of performing any examination or testing required in order to provide such a certificate, and Tenant shall provide the consultant with reasonable access to Tenant's records for such purposes. Any costs incurred by Landlord in obtaining such a certificate shall constitute additional rent under the Lease, and shall be due and payable as provided in the Lease.

         12. During the Lease Term, Tenant shall have, sufficient control over all employees, agents, and other persons using or occupying the Premises to ensure compliance with these Requirements.

         13. The obligations of Tenant and the rights and remedies of Landlord under these Requirements shall survive the termination of the Lease.

                                   EXHIBIT "E"
                        ATTACHED TO AND FORMING A PART OF
                        THE LEASE DATED FEBRUARY 12, 1996
                           BETWEEN GREEN/PRAVER ET AL
                          AND DATA SECURITY CORPORATION
                      COVERING PREMISES AT WILEY POST PLAZA


                                      RULES

         The following Rules are additional provisions of the above referenced Lease (the "Lease") to which they are attached. Terms used herein shall have the same meanings as are given those Terms in the Lease.

         1. Use of Common Areas. Tenant will not obstruct the sidewalks, exits and entrances of the Building and Common Areas, and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation and interests of the Project and its tenants.

         2. No Access to Roof. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without prior written consent of Landlord. Any such device installed without such written consent is subject to the removal at Tenant's expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use or removal of such devices on the roof.

         3. Signage. No sign, placard, picture, name, advertisement or notice visible from the exterior of the premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant's expense by a person approved by Landlord, which approval will not be unreasonably withheld.

         4. Freight. Landlord reserves the right to prescribe the weigh, size and position of all equipment, materials, furniture or other property brought into the Building. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving such property.

         5. Electrical Installations. Landlord will direct Tenant's electricians as to where and how telephone, telegraph and electrical wires are to be installed. No boring or cutting from wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephone, call boxes and other office equipment affixed to the premises shall be subject to the written approval of Landlord.

         6. Building Closing Procedures. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant's carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building closed at all times except for ingress and egress.

         7. Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

         8. Refuse. Tenant will store all its trash and garbage within the Premises or in designated dumpsters or trash receptacles provided by Landlord in the Common Areas. No material will be placed in the dumpsters or receptacles if such material may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Salt Lake City without being in violation of any law or ordinance governing such disposal. All trash and garbage removal will be only through the Common Areas provided for such purposes and at such times as Landlord may designate.

         9. Soliciting. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building and Common Areas are prohibited, and Tenant will cooperate to prevent the same.

         10. Parking. Tenant will use, and will cause its agents, employees, contractors, invitees and visitors to use, the parking spaces to which it is entitled under the Lease in a manner consistent with Landlord's directional signs and markings in the parking areas. Specifically, but without limitations, Tenant will not park, in a manner that impedes access to and from the Building or the parking areas or that violates space reservations for handicapped drivers. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the parking areas, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

         11. Fires, Security and Safety-Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

         12. Responsibility for Theft. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

         13. Sales and Auctions. Tenant will not display or sell merchandise outside the exterior walls and doorways of the Premises nor use such areas for storage. Tenant will not install any exterior lighting, amplifiers or similar devices or use in or about the premises any advertising medium which may be heard or seen outside the Premises, including flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Project, whether auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

         14. Enforcement. Landlord may waive any one or more of these Rules for the benefit of a particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Rules in favor of any other tenant or tenants nor prevent Landlord from enforcing or waiving these Rules with regard to any other tenant or tenants.

         15. Effect on Lease. These Rules are in addition to, shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Rules constitutes a default under the Lease.

         16. Additional and Amended Rules. Landlord reserves the right to rescind or amend these Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Project and for the preservation of good order therein.

         17. No portion of the Project shall be used for lodging purposes.


                                        3